UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2017
     EMERGING CTA PORTFOLIO L.P.
 (Exact name of registrant as specified in its charter)
New York (State or other jurisdiction of incorporation)	0-53211 (Commission File Number)	04-3768983 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:        (855) 672-4468

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement
Effective July 25, 2017, each of (i) the Registrant, Cambridge Master Fund L.P. (“Cambridge Master Fund”) and SECOR Master Fund L.P. (“SECOR Master Fund” and, with Cambridge Master Fund, the “Master Funds” and, together with the Registrant, “Customers”); and (ii) Morgan Stanley & Co. LLC (“MS&Co.”) entered into a supplement (the “Supplement”) to the Commodity Futures Customer Agreement entered into by such parties, among others, and dated as of November 12, 2013 (the “Customer Agreement”).  The Customer Agreement provides that each Customer’s grant of a security interest in Collateral (as defined in the Customer Agreement) secures all obligations of the Customer owing to MS&Co. pursuant to the Customer Agreement.  Pursuant to the Supplement, the Customer Agreement is amended to reflect that each Customer’s grant of such security interest shall secure, in addition to all of its obligations under the Customer Agreement, all of its obligations under the International Swap Dealers Association, Inc. Master Agreement dated as of April 12, 2013, as amended from time to time, between MS&Co. and each Customer.
A copy of the Supplement is filed herewith as Exhibit 10.7(c).

Item 9.01   Financial Statements and Exhibits
(d)   Exhibits.
The following exhibit is filed herewith.
Exhibit No.	Description
10.7(c)	Supplement to the Customer Agreement by and among the Customers and MS&Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING CTA PORTFOLIO L.P.

By: Ceres Managed Futures LLC, General Partner

By:	/s/ Patrick T. Egan Patrick T. Egan President and Director

Date:  July 28, 2017